  EXHIBIT 99.4
  UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET
As of September 30, 2020

	Historical
	Tenax Therapeutics, Inc.	PHPrecisionMed, Inc.	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets
Cash and cash equivalents	$8,235,532	$47,006	$(325,000)	(a)	$7,857,538
Marketable securities	472,648	-	-		472,648
Prepaid expenses	189,275	5,000	-		194,275
Total current assets	8,897,455	52,006	(325,000)		8,524,461
Right of use asset	87,285	-	-		87,285
Property and equipment, net	3,461	-	-		3,461
Other assets	8,435	-	-		8,435
Total assets	$8,996,636	$52,006	$(325,000)		$8,623,642

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,052,824	$20,801	$-		$1,073,625
Accrued liabilities	295,451	-	-		295,451
Note payable	30,900	-	-		30,900
Total current liabilities	1,379,175	20,801	-		1,399,976
Long term liabilities
Note payable	213,757	-	-		213,757
Total long term liabilities	213,757	-	-		213,757
Total liabilities	1,592,932	20,801	-		1,613,733

Stockholders' equity
Preferred stock	-	-	1	(b)	1
Common stock	1,262	-	189	(b)	1,451
Contributions	-	35,000	(35,000)	(b)	-
Additional paid-in capital	250,591,604	-	21,582,141	(b)	272,173,745
Accumulated other comprehensive gain	903	-	-		903
Accumulated deficit	(243,190,065)	(3,795)	(21,892,331)	(b)	(265,066,191)
Total stockholders’ equity	7,403,704	31,205	(325,000)		7,109,909
Total liabilities and stockholders' equity	$8,996,636	$52,006	$(325,000)		$8,723,642

See accompanying notes to the pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the nine months ended September 30, 2020

	Historical
	Tenax Therapeutics, Inc.	PHPrecisionMed, Inc.	Pro Forma Adjustments		Pro Forma Combined

Grant Revenue	$-	$55,000	$-		$55,000

Operating expenses
General and administrative	3,364,890	26,968	-		3,391,858
Research and development	3,669,761	-	225,000	(c)	3,894,761
Total operating expenses	7,034,651	26,968	225,000		7,286,619

Net operating (loss) income	(7,034,651)	28,032	(225,000)		(7,231,619)

Interest expense	1,016	-	-		1,016
Other income, net	(14,038)	-	-		(14,038)
Net (loss) income	$(7,021,629)	$28,032	$(225,000)		$(7,244,641)

Unrealized loss on marketable securities	(445)	-	-		(445)
Total comprehensive (loss) income	$(7,021,184)	$28,032	$(225,000)		$(7,218,152)

Net loss per share, basic and diluted	$(0.73)				$(0.51)
Weighted average number of common shares outstanding, basic and diluted	9,590,741		1,892,905	(d)	14,320,260

See accompanying notes to the pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the year ended December 31, 2019

	Historical
	Tenax Therapeutics, Inc.	PHPrecisionMed, Inc.	Pro Forma Adjustments		Pro Forma Combined

Operating expenses
General and administrative	$5,084,111	$31,827	$-		$5,115,938
Research and development	3,471,153	-	300,000	(c)	3,771,153
Total operating expenses	8,555,264	31,827	300,000		8,887,091

Net operating loss	(8,555,264)	(31,827)	(300,000)		(8,887,091)

Other income, net	160,901	-	-		160,901
Net loss	$(8,394,363)	$(31,827)	$(300,000)		$(8,726,190)

Unrealized loss on marketable securities	(58)	-	-		(58)
Total comprehensive loss	$(8,394,421)	$(31,827)	$(300,000)		$(8,726,248)

Net loss per share, basic and diluted	$(1.35)				$(1.08)
Weighted average number of common shares outstanding, basic and diluted	6,195,444		1,892,905	(d)	8,088,349

See accompanying notes to the pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
1. Description of Transaction

On January 15, 2021, Tenax Therapeutics, Inc. (the “Company”), Life Newco II, Inc., a Delaware corporation and a wholly-owned, direct subsidiary of the Company (“Life Newco II”), PHPrecisionMed Inc., a Delaware corporation (“PHPM”), and Dr. Stuart Rich, solely in his capacity as holders’ representative (in such capacity, the “Representative”), entered into an Agreement and Plan of Merger, (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, the Company would acquire 100% of the equity of PHPM. Under the terms of the Merger Agreement, Life Newco II would merge with and into PHPM, with PHPM surviving as a wholly owned subsidiary of the Company (the “Merger”). On January 15, 2021, the Company completed the acquisition.

As consideration for the Merger, the stockholders of PHPM received (i) 1,892,905 shares of the Company’s common stock (“Common Stock”), and (ii) 10,232 shares of the Company’s Series B convertible preferred stock, which are convertible into up to an aggregate of 10,232,000 shares of Common Stock (“Preferred Stock”) (collectively, the “Merger Consideration”). The issuance of 1,212,492 shares of Common Stock issuable upon conversion of the Preferred Stock, representing approximately 10% of the Merger Consideration, will be delayed as security for closing adjustments and post-closing indemnification obligations of PHPM and the stockholders of PHPM. Each share of Preferred Stock will automatically convert into (i) 881.5 shares of Common Stock following receipt of the approval of the stockholders of the Company for the Conversion (as defined herein), and (ii) 118.5 shares of Common Stock 24 months after the date of issuance of the Preferred Stock, subject to reduction for indemnification claims. The number of shares of Common Stock into which the Preferred Stock converts is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Preferred Stock does not carry dividends or a liquidation preference. The Preferred Stock carries voting rights aggregating 4.99% of the Company’s Common Stock voting power as of immediately prior to the closing of the Merger. The rights, preferences and privileges of the Preferred Stock are set forth in the Certificate of Designation of Series B Convertible Preferred Stock that the Company filed with the Secretary of State of the State of Delaware on January 15, 2021 (the “Certificate of Designation”).

Pursuant to the Merger Agreement, the Company must, no later than July 31, 2021, take all action necessary to call, convene and hold a meeting of the Company’s stockholders to vote upon the conversion of the Preferred Stock pursuant to the Certificate of Designation (the “Conversion”). If stockholder approval is not obtained at such meeting, the Company must call a meeting every 90 days thereafter to seek stockholder approval for the Conversion until the earlier of the date stockholder approval for the Conversion is obtained or the Preferred Stock is no longer outstanding.

The terms of the Merger Agreement also require the board of directors of the Company (the “Board”) to, subject to the Board’s fiduciary duties under applicable law, (i) recommend to the Company’s stockholders that they approve the Conversion at any meeting of the Company’s stockholders called for the approval of the Conversion, and (ii) use reasonable best efforts to solicit from the Company’s stockholders, the affirmative vote of the holders of shares representing a majority of the shares of the Company’s capital stock voting in person or by proxy at any such meeting. A vote on the Conversion is expected to take place at the Company’s next annual meeting of stockholders. In addition, (i) at the Company’s first regularly scheduled Board meeting following the closing of the Merger, the Board must appoint one director designated by the Representative to serve on the Board, and (ii) as promptly as practicable after the Company has obtained stockholder approval for the Conversion, the Board must appoint two additional directors designated by the Representative to serve on the Board. Dr. Stuart Rich, the co-founder and Chief Executive Officer, and a stockholder of PHPM, and Dr. Michael Davidson and Dr. Declan Doogan, the two other designees of the Representative, were appointed to the Board on February 25, 2021. In connection with the closing of the Merger, Dr. Stuart Rich was also appointed Chief Medical Officer of the Company.

2. Basis of Presentation

The accompanying pro forma balance sheet and pro forma statements of operations combine the historical financial information of the Company and PHPM and are adjusted on a pro forma basis to give effect to the acquisition as described in the notes to the unaudited pro forma condensed combined financial statements. The pro forma balance sheet reflects the acquisition, which occurred on January 15, 2021, as if it had been consummated on September 30, 2020, and the pro forma statements of operations for the quarter ended September 30, 2020 and the year ended December 31, 2019 reflect the acquisition as if it had been consummated on January 1, 2019. The pro forma financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements of each of the Company and PHPM, which were (in the case of the Company’s financial statements) included in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2020 and the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 16, 2020 and (in the case of PHPM’s financial statements) included as Exhibits 99.2 and 99.3 to the Current Report on Form 8-K/A to which this exhibit is attached.

The pro forma financial statements are provided for illustrative purposes only and are not intended to represent, and are not necessarily indicative of, what the operating results or financial position of the Company would have been had acquisition been completed on the dates indicated, nor are they necessarily indicative of the Company’s future operating results or financial position. The pro forma financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the Company may achieve with respect to the combined operations. Additionally, the pro forma statements of operations do not include non-recurring charges or credits which result directly from the transactions.

The pro forma financial statements have been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations.” ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, “Fair Value Measurements,” as of the acquisition date. For certain assets and liabilities, book value approximates fair value. In addition, ASC 805 establishes that the consideration transferred be measured at the closing date of the asset acquisition at the then-current market price, which may be different than the amount of consideration assumed in the pro forma financial statements. Under ASC 805, acquisition-related transaction costs (i.e., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges impacting the target company are expensed in the period in which the costs are incurred.

Consistent with ASC 730, “Research and Development,” tangible and intangible assets that are purchased from others for use in R&D activities in a transaction other with than a business combination (subsequently referred to as an asset acquisition) are capitalized only if they have alternative future uses. Otherwise, such assets are expensed. Based on the Company’s analysis of ASC 805-10-55-5, it determined the assets acquired do not represent a business combination and therefore the transaction is being recognized as an asset acquisition.

As of the filing date of the Current Report on Form 8-K/A to which this exhibit is attached, PHPM’s assets and liabilities are presented at their preliminary estimated fair values, with the excess of the purchase price over the sum of these fair values expensed in the period in which the acquisition closed. The valuations of acquired assets and liabilities are in process and are not expected to be finalized until later in 2021, as information may become available within the measurement period which indicates a potential change to these valuations. Accordingly, the final allocations of acquired assets and the effects on the financial position and results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

Under the acquisition method of accounting, the PHPM assets acquired and liabilities assumed will be recorded on the Company’s consolidated financial statements as of the consummation of the acquisition, primarily at their estimated fair values. In addition, PHPM’s results of operations will be included with the Company’s consolidated results of operations beginning on the closing date, and the Company’s consolidated results of operations prior to the closing date will not be retroactively restated to reflect PHPM’s results of operations.

3. Accounting Policies

The Company is currently performing a detailed review of PHPM’s accounting policies. As a result of this review, it may become necessary to conform PHPM’s accounting policies to be consistent with the accounting policies of the Company. To date, the Company has not identified any significant differences in accounting policies.

4. Purchase Consideration

The following table reflects the acquisition consideration:

Number of shares of Common Stock issued at closing (1)	1,892,905
Fair value per share of Common Stock (2)	$1.78

Number of Series B convertible preferred shares issued at closing (4)	10,232
Fair value per share	$1,780.00

Fair value of shares of Common Stock issued (3)	3,369,371
Fair Value of Series B Convertible Preferred Stock issued at closing (4)	18,212,960
Total fair value of consideration transferred	$21,582,331

(1)	Represents the number of shares issued at the close of the acquisition on January 15, 2021 as set forth in the Merger Agreement.
(2)	Represents the closing price of the Company’s common stock on The NASDAQ Stock Market LLC on January 15, 2021.
(3)	Represents the number of shares issued at closing multiplied by the fair value per share.
(4)
Represents the fair value of 10,232 shares of the Company’s Series B Convertible Preferred Stock issued at the close of the acquisition on January 15, 2021. The Preferred Stock is convertible into an aggregate of 10,232,000 shares of the Company’s Common Stock as set forth in the Purchase Agreement.

The rights, preferences and privileges of the Preferred Stock are set forth in the Certificate of Designation of Series B Convertible Preferred Stock that the Company filed with the Secretary of State of the State of Delaware on January 15, 2021.  Each share of Preferred Stock will automatically convert into (i) 881.5 shares of Common Stock following receipt of the approval of the stockholders of the Company for the Conversion (as defined herein), and (ii) 118.5 shares of Common Stock 24 months after the date of issuance of the Preferred Stock, subject to reduction for indemnification claims. The number of shares of Common Stock into which the Preferred Stock converts is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

5. Preliminary Purchase Price Allocation

The following table summarizes the preliminary purchase price allocation based on estimated fair values as if the acquisition had been consummated on September 30, 2020:

Tangible assets	$52,006
Accounts payable	(20,801)
Total identifiable net assets	31,205
IPR&D expense recognized	21,551,126
Total fair value of consideration	$21,582,331

6. Pro Forma Adjustments

Pro forma adjustments reflect those matters that are a direct result of the Merger Agreement, which are factually supportable and, for pro forma adjustments to the pro forma statements of operations, are expected to have continuing impact. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained. Given the historical net loss positions of both companies and the full valuation allowances applied to the deferred tax assets at December 31, 2019, there is no expected tax impact of these adjustments on the pro forma balance sheet or statements of operations.

Adjustments to the pro forma balance sheet:

(a)	Represents $325,000 of estimated transaction costs related to the acquisition that were not previously reflected in the historical financial statements

(b)	The following pro forma adjustments represent the effects of eliminating PHPM’s equity accounts and issuing the Company’s shares pursuant to the Purchase Agreement, and consist of:

(i) Par value of common stock issued at closing	189

(ii) Par value of preferred stock issued at closing	1

(iii) Elimination of Member Capital	(35,000)

(iv) APIC for common/preferred issued at closing	21,582,141

(v) Elimination of PHPM retained deficit	3,795
Estimated acquisition costs not reflected in historical financials	(325,000)
Expense recognized for acquisition of asset	(21,551,126)
Net change in accumulated deficit	(21,872,331)

Adjustments to the pro forma statements of operations:

(c)
Represents the salary of the Chief Medical Officer hired by the Company in connection with the closing of the acquisition of $225,000 and $300,000 for the nine months ended September 30, 2020 and the twelve months ended December 31, 2019, respectively.

(d)	Represents the impact of 1,892,105 shares of Common Stock issued in connection with the closing of the acquisition.